Exhibit A

LIMITED PARTNERSHIP AGREEMENT

OF

PNMAC MORTGAGE OPPORTUNITY FUND, L.P.

a Delaware Limited Partnership

Dated as of August 1, 2008

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9.2 Duties and Obligations of the General Partner with Respect to the Administration of the Partnership	23
9.3 Board of Directors	24
9.4 Expenses of the Partnership	27
9.5 Partners’ Consent	28
9.6 Exculpation	28
9.7 Indemnification; No Duty of Investigation; Reliance on Experts	28
9.8 Director Limited Liability	30
9.9 Certain Other Activities	30
9.10 Tax Matters	31

SECTION 10. PARTNERS	33
10.1 Identity and Contributions	33
10.2 No Management Power or Liability	33
10.3 Amendments	33
10.4 Merger, Consolidation, Liquidation	35
10.5 List of Partners	35
10.6 Limitations	35
10.7 Meetings	35
10.8 Action Without a Meeting	36
10.9 Procedures	36
10.10 Voting	36
10.11 Removal of the General Partner	38
10.12 Key Person Event	38
10.13 Pass Through Voting	39

SECTION 11. ADMISSION OF ADDITIONAL PARTNERS; ASSIGNMENTS OR TRANSFERS OF INTERESTS	39
11.1 Admission of Additional Partners	39
11.2 Assignments or Transfers of Interests	39

SECTION 12. POWER OF ATTORNEY	42
12.1 Appointment of General Partner	42
12.2 Nature of Special Power	42
SECTION 13. BOOKS, RECORDS AND REPORTS; CERTAIN TAX ELECTIONS	43
13.1 Books	43
13.2 Reports	44
13.3 Safe Harbor Election	45

SECTION 14. VALUATION OF ASSETS AND INTERESTS	46

SECTION 15. BANK ACCOUNTS; CUSTODIAN	46
15.1 Bank Accounts Generally	46
15.2 Custodian	46

SECTION 16. DISSOLUTION AND TERMINATION OF THE PARTNERSHIP	47

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	16.1 Dissolution Generally	47
	16.2 Continuation of Partnership	47
	16.3 Events Causing Dissolution	47
	16.4 Distribution of Assets on Liquidation	47
	16.5 Liquidation Statement	48
	16.6 Director’s Liability Upon Dissolution or Removal	48

SECTION 17. GENERAL PROVISIONS		48
	17.1 Notices and Distributions	48
	17.2 Survival of Rights	49
	17.3 Construction	49
	17.4 Section Headings	49
	17.5 Agreement in Counterparts	49
	17.6 Governing Law	50
	17.7 Additional Documents	50
	17.8 Severability	50
	17.9 Pronouns	50
	17.10 Entire Agreement	50
	17.11 Arbitration	51
	17.12 Waiver of Partition	51
	17.13 Filing	51

Appendix A	Form of Notice of Transfer	A-1

Appendix B	Schedule of Partners	B-1

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PNMAC MORTGAGE OPPORTUNITY FUND, L.P.

A Delaware Limited Partnership

PARTNERSHIP AGREEMENT

This Agreement, dated as of August 1, 2008 (this “Agreement”), when executed by PNMAC Mortgage Opportunity Fund, LLC (the “Parent”) as limited partner and by PNMAC Opportunity Fund Associates, LLC (the “General Partner”) as general partner, shall be the partnership agreement of the Partnership.

Upon the terms and subject to the conditions described below, the parties to this Agreement, which shall include all Persons becoming Partners at any time, as a condition of becoming and for so long as they remain Partners, agree as follows:

SECTION 1.

DEFINED TERMS

The terms set forth below shall have the indicated meanings.

“Accounting Period” means a one year period commencing on the first day of the Fiscal Year, or any period of shorter duration commencing upon the day following the last day of the preceding Accounting Period and terminating upon the earlier of (a) the last day of the then current Fiscal Year or (b) the day preceding the effective date of any change in the relative Interests of the Partners, a Transfer by any Partner of its Interest or any other similar transaction or event, as determined by the General Partner in its sole discretion; provided, however, that the first Accounting Period shall extend from the Initial Closing until no later than December 31, 2008.

“Adjusted Capital Account” means, with respect to the Capital Account of any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant Accounting Period, after giving effect to all allocations made with respect to such Accounting Period under Sections 7.5-7.8 and to the following adjustments:

(i)  credit to such Capital Account any amount that the Partner is obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) or 1.704-2(i)(5); and

(1)             debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) that are attributable to such Capital Account.

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

“Advisory Agreement” means the Investment Management Agreement between the Partnership and the Investment Manager, dated on or about the Initial Closing, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof, and any substantially similar agreement with a successor Investment Manager permitted by the terms hereof and thereof.

“Advisory Fee” means the fee payable to the Investment Manager under the Advisory Agreement.

“Affiliated Person” has the meaning set forth in the Investment Company Act.

 “Aggregate Net Loss” means, as calculated from time to time, the excess (if any) of the aggregate Net Loss for the then current and all previous Accounting Periods over the aggregate Net Profit for the then current and all previous Accounting Periods, taking into account adjustments under Section 7.5(b).

“Aggregate Net Profit” means, as calculated from time to time, the excess (if any) of the aggregate Net Profit for the then current and all previous Accounting Periods over the aggregate Net Loss for the then current and all previous Accounting Periods, taking into account adjustments under Section 7.5(b).

“Agreement” means this Limited Partnership Agreement, as originally executed and as amended from time to time.

“Assets” means all cash, securities, investments and other property and assets of any type of the Partnership.

“Board of Directors” means the board of directors of the Partnership.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed.  All references to Business Day herein shall be based on the time in New York, New York.

“By-Laws” has the meaning set forth in Section 9.3(g).

“Capital Account” has the meaning set forth in Section 5.1.

“Capital Contribution” means a contribution to the Partnership in cash or in kind by a Partner or Person becoming a Partner or by any predecessor holder of the interests held by such Partner.

“Certificate” means the Certificate of Limited Partnership of the Partnership, filed with the Secretary of State on April 22, 2008, and any and all amendments thereto and restatements thereof filed with the Secretary of State.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Commitment Period” has the meaning assigned to such term in the Limited Liability Company Agreement of the Parent.

“Common Interests” means the common limited partner interests of the Partnership having the rights and other terms set forth in this Agreement.

“Common Partner” means a Partner holding Common Interests of the Partnership.

“Common Share Commitment” means, when referring to a dollar amount, an amount committed by a common member of the Parent or prospective common member of the Parent for investment in the common shares of the Parent pursuant to (a) a subscription agreement and (b) an assumption by such member of any Common Share Commitment of a transferring member or of a defaulting member pursuant to Section 7.1(d) of the Limited Liability Company Agreement of the Parent.

“Compensatory Interest” shall have the meaning set forth in Section 13.3(a).

“Cost Basis” means, as of any time of determination with respect to any Asset, the Partnership's adjusted tax basis in that Asset at such time as determined for federal income tax purposes; provided, however, that if the Partnership has made an election under Section 754 of the Code, such tax basis shall be determined after giving effect to adjustments made under Section 734 of the Code but (except as provided in Treasury Regulation Section 1.734-2(b)(1)) without regard to adjustments made under Section 743 of the Code.

“Custodial Account” means one or more segregated accounts maintained pursuant to the requirements of the Investment Company Act and other applicable law to hold the Assets.

“Custodian” means an entity which maintains the Custodial Account pursuant to the requirements of the Investment Company Act and other applicable law.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.), as amended from time to time and any successor thereto.

“Director” means each director of the Partnership who at the time in question has been duly elected or appointed and has qualified as a director in accordance with the provisions hereof and is then in office.

“Disabling Conduct” shall have the meaning set forth in Section 9.6.

“Disinterested Non-Party Directors” shall have the meaning set forth in Section 9.7(a).

“Excess Nonrecourse Liabilities” means excess nonrecourse liabilities within the meaning of Treasury Regulations § 1.752-3(a)(3).

“Fiscal Quarter” means a three calendar month period ending March 31, June 30, September 30 or December 31 of a Fiscal Year.

“Fiscal Year” means the Partnership’s fiscal year, which shall end on each December 31 unless otherwise determined by the Board of Directors.

“General Partner” means PNMAC Opportunity Fund Associates, LLC, a Delaware limited liability company.

“Incapacity” or “Incapacitated” means, as to any Person, the bankruptcy, insolvency, death, disability, adjudication of incompetence or insanity, dissolution or termination, as the case may be, of such Person.

“Indemnified Person” shall have the meaning assigned to such term in Section 9.6.

“Independent Director” means a Director that is not an Interested Person.

“Initial Closing” means the date determined by the Investment Manager to be the initial closing in respect of the Common Share Commitments.

“Interested Person” has the meaning given to such term in the Investment Company Act.

“Interests” means the Common Interests and the Preferred Interests issued by the Partnership.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

“Investment Manager” means PNMAC Capital Management, LLC, a Delaware limited liability company, in its capacity as investment manager to the Partnership, and any successor thereto selected in accordance with the Investment Company Act.

“Key Person Event” shall have the meaning set forth in Section 10.12.

“Manager Affiliate” has the meaning set forth in Section 9.9.

“Net Asset Value” means the value of the Assets less the liabilities of the Partnership and less the liquidation preference of any Preferred Interests, calculated pursuant to Section 14 in accordance with generally accepted accounting principles and in compliance with the Investment Company Act.

“Net Loss” means any realized and unrealized net decrease in the net asset value of the Partnership (after liabilities of any sort (whether contingent or otherwise), guaranteed payments and expenses of any sort) from the beginning of an Accounting Period to the end of such Accounting Period (determined in accordance with U.S. generally accepted accounting principles consistently applied), excluding from such calculation any increase due to any Capital Contributions made during such Accounting Period and any decrease due to any distributions or withdrawals made during such Accounting Period.

“Net Profit” means any realized and unrealized net increase in the Net Asset Value of the Partnership (after liabilities of any sort (whether contingent or otherwise), guaranteed payments and expenses of any sort) from the beginning of a Accounting Period to the end of such Accounting Period (determined in accordance with U.S. generally accepted accounting principles consistently applied), excluding from such calculation any increase due to any Capital Contributions made during such Accounting Period and any decrease due to any distributions or withdrawals made during such Accounting Period.

“Nonrecourse Deduction” means a nonrecourse deduction determined pursuant to Treasury Regulations § 1.704-2(c).

“Nonrecourse Distribution” means a distribution to a Partner that is allocable to a net increase in Partnership Minimum Gain pursuant to Treasury Regulations § 1.704-2(h)(1).

“Nonrecourse Liability” has the meaning assigned to it in Treasury Regulations § 1.704-2(b)(3).

“Notice of Transfer” means a Notice of Transfer in the form of Appendix A, including the certifications forming a part thereof.

“Offering Memorandum” means the Confidential Preliminary Private Placement Memorandum, dated April 23, 2008, relating to the common shares of the Parent, as amended or supplemented from time to time.

“Other Accounts” has the meaning set forth in Section 9.9.

“Parent” has the meaning set forth in the preamble.

“Partially Adjusted Capital Account” means with respect to any Partner as of the last day of any Accounting Period, the Capital Account of such Partner as of the beginning of the Accounting Period ending on such date, adjusted as set forth in Section 7.3 to reflect (a) all contributions made by and distributions made to such Partner during the Accounting Period ending on such date and (b) all allocations of items of Partnership income, gain, loss or expense made for such Accounting Period pursuant to Sections 7.6-7.8, but (c) before giving effect to any allocation of Net Profit or Net Loss made for such Accounting Period pursuant to Section 7.5.

“Partner” means any Person that is admitted as a Common Partner, Preferred Partner or General Partner of the Partnership in accordance with the terms of this Agreement at the time of reference thereto.

“Partner Nonrecourse Debt” means any liability of the Partnership to the extent that (i) the liability is nonrecourse for purposes of Treasury Regulations § 1.1001-2 and (ii) a Partner or a Related Person bears the economic risk of loss under Treasury Regulations § 1.752-2.

“Partner Nonrecourse Debt Minimum Gain” means minimum gain attributable to Partner Nonrecourse Debt pursuant to Treasury Regulations § 1.704-2(i)(2).

“Partner Nonrecourse Deduction” means any item of Book loss or deduction that is attributable to a Partner Nonrecourse Debt pursuant to Treasury Regulations § 1.704-2(i).

“Partner Nonrecourse Distribution” means a distribution to a Partner that is allocable to a net increase in such Partner's share of Partner Nonrecourse Debt Minimum Gain pursuant to Treasury Regulations § 1.704-2(i)(6).

“Partnership” means PNMAC Mortgage Opportunity Fund, L.P., a Delaware limited partnership, as it may from time to time be constituted.

“PennyMac” means Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company.

“PennyMac Servicing” means PennyMac Loan Services, LLC, a Delaware limited liability company.

“Person” means any human being, partnership, limited liability company, corporation, trust or other entity.

“Preferred Interests” means the preferred limited partner interests of the Partnership, if any, having the rights and other terms set forth in the Statement of Preferences for the applicable series thereof.

“Preferred Partner” means a Partner holding Preferred Interests of the Partnership.

“Previously Undistributed Net Profit” means, as calculated from time to time, the excess, if any, of (i) Aggregate Net Profit over (ii) the aggregate amount of distributions pursuant to Section 8.1(b) made prior to the time of calculation.

“Principal” shall have the meaning set forth in Section 10.12.

“Proposed Rules” shall have the meaning set forth in Section 13.3(a).

“Replacement Principal” shall have the meaning set forth in Section 10.12.

“Returned Capital” shall have the meaning set forth in Section 8.1(c).

“Safe Harbor Election” shall have the meaning set forth in Section 13.3(a).

“Secretary of State” means the Secretary of State of the State of Delaware.

“Section 8.1 Percentage” means a percentage interest from time to time for each Partner as follows: (i) 100% to the Common Partners (pro rata in accordance with their relative Capital Account balances) until and for so long as the Common Partners have received all amounts due them pursuant to Section 8.1(b)(iii) of this Agreement (net of any further calls of such distributed amounts); (ii) thereafter, 100% to the General Partner until the General Partner has received all amounts due it pursuant to Section 8.1(b)(iv) of this Agreement; and (iii) at all other times, 80% to the Common Partners (pro rata in accordance with their relative Capital Account balances), and 20% to the General Partner.

“Section 705(a)(2)(B) Expenditures” means non-deductible expenditures of the Partnership that are described in Section 705(a)(2)(B) of the Code, and organization and syndication expenditures and disallowed losses to the extent that such expenditures or losses are treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(i).

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

“Statement of Preferences” means any statement of preferences setting forth the rights and other terms of any Preferred Interests issued by the Partnership.

“Subscription Agreement” means each subscription agreement and any related supplemental subscription agreement executed by any existing or prospective Partner relating to such Partner’s investment in the Partnership.

“Subscription Period” means the period commencing on the date hereof and ending on or prior to January 2, 2009.

“Substituted Partner” means any Person admitted as a Partner pursuant to Section 11.2(b).

“Successor Funds” shall have the meaning set forth in Section 9.9(a).

“Suspension Period” shall have the meaning assigned to such term in Section 10.12.

“Target Capital Account” means, with respect to any Partner as of the last day of any Accounting Period, an amount (which may be either a positive or a deficit balance) equal to the amount that such Partner would receive as a distribution if all assets held by the Partnership on such date were sold for an aggregate amount of cash equal to the fair market value (as computed for Capital Account purposes as of such last day of such Accounting Period) of such assets, all liabilities were satisfied in accordance with their terms and all remaining cash were distributed to the Partners in accordance with the relevant provisions of Section 8 (computed after the contributions received and distributions made by the Partnership during the Accounting Period ending on such date have been taken into account as provided in Section 7.3).

“Tax Matters Partner” means the General Partner in its capacity as the “tax matters partner” pursuant to Section 9.10(a).

“Transfer” or “Transferred” means, with respect to any legal or beneficial interest in the Partnership, a direct or indirect sale, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance of any nature of or on such interest, whether by operation of law or otherwise (including a transfer as a result of a merger or consolidation involving a Partner or a sale of all or substantially all of a Partner’s assets).

“Transferee” means, with respect to any legal or beneficial interest in the Partnership, the Person to whom the Transferor of such interest desires to Transfer or has Transferred such interest.

“Transferor” means, with respect to any legal or beneficial interest in the Partnership, the Partner or other Person desiring to Transfer such interest.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Valuation Date” means (i) the last Business Day of each Fiscal Quarter, (ii) a date selected by the Partnership or the Investment Manager within 48 hours prior to each capital call (exclusive of Sundays and holidays) of Common Interests by the Partnership, (iii) each distribution declaration date (after giving effect to the relevant declaration) chosen by the General Partner, (iv) the date on which the Partnership terminates, and (v) such other dates as determined by the Board of Directors, in accordance with the valuation policies and guidelines approved from time to time by the Board of Directors.

SECTION 2.

LIMITED PARTNERSHIP FORMATION AND IDENTIFICATION

2.1       Formation

The Partnership has been formed as a limited partnership pursuant to the Delaware Act by the filing of the Certificate with the Secretary of State, Division of Corporations, in accordance with the Delaware Act on April 22, 2008.  The Partnership is hereby continued under, and its business and affairs shall be conducted in accordance with, the Delaware Act, and this Agreement shall be governed by the laws of the State of Delaware.  Common Partners shall be admitted as Partners of the Partnership upon the General Partner's execution of this Agreement as the attorney-in-fact for such Common Partners.  Preferred Partners shall be admitted as Partners of the Partnership pursuant to the provisions of the applicable Statement of Preferences.  As of the date hereof, the Parent is the sole Common Partner.

2.2       Name and Place of Business

The name of the Partnership shall be “PNMAC Mortgage Opportunity Fund, L.P.” or such other name or names as may be selected by the General Partner from time to time with written notice given to the Partners of such change.  The principal office of the Partnership shall be at the principal place of business of the General Partner at 27001 Agoura Road, Suite 350, Calabasas, California 91301, or other or additional places of business as may be selected from time to time by the Partnership.

2.3       Records of Partners

The addresses and schedules of capital accounts and other matters related to the Partners shall be those set forth in the Partnership records.  A Partner may change its address by written notice to the Partnership, in care of the General Partner, at the address set forth in Section 2.2.

2.4           Limited Partnership

The Partnership has been formed as a limited partnership under and pursuant to the Delaware Act.  The Board of Directors and the Partners specifically intend and agree that the Partnership shall, for purposes of the Code and state tax laws, be classified as a partnership and none of them shall make any election or take any other action that would cause their relationship under this Agreement to be excluded from the application of all or any part of Subchapter K of the Code (or any successor provisions). The Partners specifically intend and agree that the Partnership shall be a limited partnership pursuant to the Delaware Act and not any other type of venture.

SECTION 3.

PURPOSE, NATURE OF BUSINESS AND POWERS

(a)        The purposes of the Partnership and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a corporation or partnership formed under the laws of the State of Delaware, including to act as an investment company.

(b)        The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers of a partnership organized under the laws of the State of Delaware.

(c)        All property owned by the Partnership, real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Director, individually, shall have any ownership of such property.

SECTION 4.

TERM

The existence of the Partnership commenced on the date the Certificate was filed in the Office of the Secretary of State and shall continue in full force and effect until the fifth anniversary of the termination of the Commitment Period, provided that the General Partner shall have the right, in its sole discretion, to extend the existence of the Partnership for up to three consecutive one-year periods by notice to the Board of Directors not less than 60 days prior to the date the Partnership’s existence would otherwise terminate and provided further that any additional extensions beyond the eighth anniversary of the termination of the Commitment Period shall require the affirmative vote of  the Partners holding a majority of the Interests voting as a single class.

SECTION 5.

PARTNERSHIP INTERESTS

5.1       Capital Accounts

A capital account (“Capital Account”) shall be established for each Partner and shall initially equal the Capital Contribution of such Partner, which shall be equal to the aggregate amount of cash contributed by such Partner to the Partnership plus the fair market value of property contributed by such Partner to the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject or pursuant to Section 752 of the Code), minus the amount of money and the fair market value of property, if any, distributed to such Partner by the Partnership (net of any liabilities secured by such property that such Partner is considered to assume or take subject or pursuant to Section 752 of the Code).  Each such Capital Account shall be adjusted in accordance with the provisions of Section 7.

5.2       Classes and Series

The General Partner shall have the authority, with the approval of the Directors and without the approval of any other Partners of the Partnership, to create, classify or reclassify one or more classes of Interests and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the General Partner with the approval of the Directors shall determine from time to time with respect to each such class or series by amendment to this Agreement without the approval of any Partners of the Partnership; provided, however, that no reclassification of any existing Interests and no modifications of any of the designations, powers, preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any existing Interests may be made by the General Partner without the affirmative vote of the Partners specified in Section 10.3 to the extent required thereby and the satisfaction of any conditions to such reclassification as set forth in the applicable Statement of Preferences.

5.3       Issuance of Interests

(a)        Subject to Section 5.3(b), the General Partner, in its discretion, may from time to time without the vote of the Partners issue Interests of any class or any series of any such class to such Person or Persons and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the General Partner with the approval of the Directors may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

(b)        Number of Holders.  The aggregate number of Partners at no time shall exceed 95 "partners", as determined for purposes of §1.7704-1(h) of the Treasury Regulations.  Each Holder of a Preferred Interest and a Common Interest must (i) be a "United States Person" (as defined in Section 7701(a)(30) of the Code), or (ii) represent to the Partnership that it holds its Interest in the Partnership in connection with its conduct of a trade or business within the

United States, as determined for U.S. federal income tax purposes, and provide the Partnership with a properly executed IRS Form W-8 ECI with respect to its acquisition of its interest in the Partnership upon becoming a Partner and at such subsequent times as required by law or as the Partnership may reasonably request.

5.4       Rights of Partners

The Interests shall be personal property giving only the rights specifically set forth in this Agreement.  The ownership of the Assets of every description is vested in the Partnership.  The right to conduct and supervise the conduct of the business of the Partnership is vested exclusively in the General Partner, subject to the rights of the Directors specified herein or required by the Investment Company Act (subject to the right of the General Partner and Board of Directors to delegate all or any part of their authority to any person or group of persons, including, without limitation, the Investment Manager), and the Partners shall have no interest therein other than the beneficial interest conferred by their Interests, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Partnership nor can any Partner (other than the General Partner) be called upon to share or assume any losses of the Partnership or suffer an assessment of any kind by virtue of their ownership of Interests.  No Interests of any class or series shall entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as otherwise specified in this Agreement or as specified by the General Partner in the designation or redesignation of any such class or series).

SECTION 6.

REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS

The Corporation Service Company is hereby designated, subject to change by the General Partner, as the registered office of the Partnership and as the agent upon whom process issued by authority of or under any law of the State of Delaware may be served.

SECTION 7.

CAPITAL ACCOUNTS AND ALLOCATIONS

7.1       Capital Contributions of Partners

(a)           Prior to being admitted as a Partner of the Partnership, a Common Partner must satisfy the General Partner that it and each of its equity holders that is indirectly charged the amounts allocated to the General Partner pursuant to Section 8.1(b)(iii) and (iv) is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified client” within the meaning of Rule 205-3 of the Advisers Act.  On the date of issuance of any Preferred Interests, the Person who is or who has previously been admitted as a Partner in respect of such Preferred Interest in accordance with the applicable Statement of Preferences shall, in connection therewith, contribute to the Partnership an amount in cash equal to the purchase price for the Preferred Interests acquired on such date.

7.2       Withdrawal of Capital

No Partner shall have any right to withdraw from the Partnership except in connection with the admission of one or more Transferees of all of such Partner's Interests in the Partnership.  No Partner shall have any right to require the Partnership to repurchase or redeem all or any portion of its Interests except as provided in or pursuant to any Statement of Preferences.

7.3       Capital Accounts

(a)        Without limiting the generality of the foregoing and subject to paragraphs (b), (c), (d) and (e) below and to Section 7.8, the Capital Account maintained for each Partner shall initially have a balance equal to the initial Capital Contribution made by such Partner to the Partnership; thereafter, such balance will be increased by the aggregate amount of additional Capital Contributions made by such Partner and by the aggregate amount of Net Profit and other items of income and gain allocated to such Partner pursuant to Sections 7.4-7.8; decreased by the aggregate amount of distributions made by the Partnership to such Partner; and decreased by the aggregate amount of Net Loss and other items of deduction, expenditure and loss allocated to such Partner pursuant to Sections 7.4-7.8.  In crediting or debiting a Partner's Capital Account, whether in connection with its Capital Contribution or thereafter, the Capital Account balance shall be (i) increased by the amount of any liability of the Partnership that the Partner assumes (within the meaning of Treasury Regulations § 1.704-1(b)(2)(iv)(c)) (excluding liabilities assumed in connection with the distribution of Partnership property and excluding increases in such Partner's share of Partnership liabilities pursuant to Section 752 of the Code) and (ii) decreased by the amount of any individual liability of such Partners for which the Partnership becomes personally and primarily liable (excluding liabilities assumed in connection with the contribution of property to the Partnership by such Partner and excluding decreases in such Partner's share of Partnership liabilities pursuant to Section 752 of the Code).

(b)        The General Partner may adjust the Partners' Capital Accounts in accordance with, and upon the occurrence of an event described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) including but not limited to the addition of new Partners, to reflect a revaluation of the Partnership's assets on the Partnership's books.  Such adjustments to the Partners' Capital Accounts shall be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

(c)        Except as may be required by the Delaware Act or any other applicable law, no Partner with a negative balance in its Capital Account shall have any obligation, in connection with the liquidation of the Partnership or otherwise, to restore such negative balance.

(d)        Upon any Transfer (other than a pledge or hypothecation) of an interest in the Partnership, a proportionate share of the Capital Account of the Transferor shall be transferred to the Transferee, and the Transferee shall be deemed to have made the contributions that were made by the Transferor and to have received the distributions and allocations that were received by the Transferor from the Partnership, in each case to the extent of the interest transferred.

(e)        All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv), as amended, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  The General Partner shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with the Treasury Regulations promulgated under Section 704 of the Code.

7.4       Allocations in General

Partnership income, gain, loss and expense shall be allocated to the Capital Accounts of the Partners in accordance with Sections 7.5-7.9.

7.5       Allocation of Net Profit and Net Loss

The General Partner shall seek to determine and allocate all items of profit, gain, loss and deductions, as described below, with respect to each Accounting Period of the Partnership within 45 days after the end of each Accounting Period other than any Accounting Period ending on the last day of the Fiscal Year and within 60 days after the end of each Fiscal Year.  After giving effect to the special allocations set forth in Sections 7.6, 7.7 and 7.8, the Net Profit or Net Loss of the Partnership for such Accounting Period shall be allocated to the Capital Accounts of the Partners as follows:

(a)        Net Profit and Net Loss of the Partnership shall be allocated among the Partners so as to reduce proportionately (i) in the case of Net Profit, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts as of the end of such Accounting Period, or (ii) in the case of Net Loss, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts as of the end of such Accounting Period.  No portion of the Partnership's Net Profit or Net Loss for any Accounting Period shall be allocated to any Partner, in the case of Net Profit, whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account or, in the case of Net Loss, whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account as of the end of such Accounting Period.

(b)        The following special allocations of items of Partnership income, gain, loss and expense taken into account in determining Net Profit and Net Loss shall be made in the circumstances described below:

(i)           if the Partnership has Net Profit for any Accounting Period and, notwithstanding the application of Section 7.5(a), any Partner's Partially Adjusted Capital Account is greater than its Target Capital Account (determined prior to giving effect to this Section 7.5(b)), then the Partner with such difference shall be specially allocated items of Partnership loss or expense for such Accounting Period that are taken into account in determining Net  Profit and Net Loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account;

(ii)           if the Partnership has Net Loss for any Accounting Period and, notwithstanding the application of Section 7.5(a), any Partner's Partially Adjusted Capital Account is less than its Target Capital Account (determined prior to giving effect to this Section 7.5(b)), then the Partner with such difference shall be specially allocated items of Partnership income or gain for such Accounting Period that are taken into account in determining Net Profit and Net Loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account; and

(iii)           if the Partnership has neither Net Profit nor Net Loss for any Accounting Period and, notwithstanding the application of Section 7.5(a), any Partner's Target Capital Account differs from its Partially Adjusted Capital Account (determined prior to giving effect to this Section 7.5(b)), then the Partner with such difference shall be specially allocated items of Partnership income or gain (if such Partner's Target Capital Account exceeds its Partially Adjusted Capital Account) or loss or expense (if such Partner's Target Capital Account is less than its Partially Adjusted Capital Account) for such Accounting Period that are taken into account in determining Net Profit and Net Loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account.

(c)        In calculating the Net Profit or Net Loss of the Partnership for purposes of determining allocations to the Capital Accounts of the Partners, (i) items that are required by Section 703(a)(1) of the Code to be separately stated will be included; (ii) items of income that are exempt from inclusion in gross income for federal income tax purposes will be treated as items of income, and related deductions that are disallowed under Section 265 of the Code will be treated as deductions; (iii) Section 705(a)(2)(B) Expenditures will be treated as deductions; (iv) items of gain, loss, depreciation, amortization, or depletion that would be computed for federal income tax purposes by reference to the Cost Basis of an item of Partnership property will be determined by reference to the value of such item of property for purposes of determining Net Asset Value; and (v) the effects of upward and downward revaluations of Partnership property pursuant to Section 7.3(b) will be treated as gain or loss respectively from the sale of such property.

(d)        In the event that the value of any item of Partnership property for purposes of determining Net Asset Value differs from its Cost Basis, subject to Treasury Regulations § 1.704-3(d)(2), the amount of depreciation, depletion, or amortization for purposes of determining Net Profit or Net Loss for a period with respect to such property will be computed so as to bear the same relationship to the value of such property for purposes of determining Net Asset Value as the depreciation, depletion, or amortization computed for tax purposes with respect to such property for such period bears to the Cost Basis of such property.  If the Cost Basis of such property is zero, the depreciation, depletion, or amortization with respect to such property for purposes of determining Net Profit or Net Loss will be computed by using a method consistent with the method that would be used for tax purposes if the Cost Basis of such property were greater than zero.

(e)        The parties hereto acknowledge and agree that the purpose of the allocations set forth in this Section 7.5 is to allocate Net Profit and Net Loss among the Partners in a manner that conforms, as closely as possible, to the manner in which amounts reflecting Aggregate Net Profit would be distributed among the Partners pursuant to Section 8.  In all events, the basic economic arrangement of the Partners set forth in Section 8 shall be controlling.  The parties hereto further acknowledge and confirm the authority of the General Partner, pursuant to Section 7.6 or otherwise, to make such corrective allocations as it deems necessary to achieve the purpose described in the two immediately preceding sentences.

7.6       Corrective Adjustments

If, for any reason, allocations of Net Profit and Net Loss (or any item of income, gain, loss or expense taken into account in determining Net Profit and Net Loss) do not correspond to distributions of amounts reflecting Aggregate Net Profit or other property made or required to be made by the Partnership pursuant to Section 8 (due, for example, to events occurring between the time that such allocations are made and the time that the related distributions are made), then the General Partner shall allocate Net Profit and Net Loss (and, if necessary, items of Partnership income (including gross income), gain, loss and expense taken into account in determining Net Profit and Net Loss) and any other items of Partnership income, gain, loss and expense recognized in subsequent Accounting Periods among the Partners in such a manner as shall, in the General Partner's sole discretion, eliminate as rapidly as possible the disparity between the prior allocations of Net Profit and Net Loss (or items taken into account in determining Net Profit and Net Loss), on the one hand, and those non-corresponding distributions, on the other hand.  In all cases, any corrective adjustments made pursuant to this Section 7.6 shall be controlled by the economic arrangement of the Partners set forth in Section 8.

7.7       Special Allocations

Prior to making any allocations under Section 7.5 or Section 7.6, the following special allocations shall be made in the following order:

(a)        Limitation on Net Losses.  If any allocation of Net Loss or an item of deduction, expenditure or loss to be made pursuant to Section 7.5, Section 7.6 or this Section 7.7 for any Accounting Period would cause a deficit in any Partner's Adjusted Capital Account (or would increase the amount of any such deficit), then the relevant amount shall be allocated to such Partners that have positive Adjusted Capital Account balances in proportion to the respective amounts of such positive balances until all such positive balances have been reduced to zero.

(b)        Qualified Income Offset.  If any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that creates or increases a deficit in the Adjusted Capital Account of such Partner, then items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the relevant Fiscal Year and, if necessary, for subsequent Fiscal Years) shall be allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible.  This Section 7.7(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and this Section 7.7(b) shall be interpreted and applied consistently therewith.

(c)        Substantial Economic Effect.  Notwithstanding anything in this Agreement to the contrary, if the allocation of any item of income, gain, loss or expense pursuant to this Section 7 does not have substantial economic effect under Treasury Regulations Section 1.704-1(b)(2) and is not in accordance with the Partners' interests in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3), then such item shall be reallocated in such manner as to (i) have substantial economic effect or be in accordance with the Partners' interests in the Partnership and (ii) result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Section 7 without giving effect to this Section 7.7(c).

(d)        Corrective Allocations.  If any amount is allocated pursuant to paragraph (a), (b) or (c) of this Section 7.7, then, notwithstanding anything in Section 7.5 to the contrary (but subject to the provisions of paragraphs (a), (b) and (c) of this Section 7.7), income, gain, loss and expense, or items thereof, shall thereafter be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts will equal as nearly as possible the balances that would have been obtained if the amount allocated pursuant to paragraph (a), (b) or (c) of this Section 7.7 instead had been allocated under the provisions of Sections 7.5-7.8 without giving effect to the provisions of such paragraph.

(e)        Amendments to Allocations.  The provisions hereof governing Partnership allocations and distributions, including the distribution of assets upon liquidation of the Partnership, are intended to comply with the requirements of Sections 704(b) and (c) of the Code and the Treasury Regulations that have been or may be promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith.  If, in the opinion of the General Partner, the allocations of income, gain, loss and expense provided for herein do not comply with (i) such Code provisions or Treasury Regulations or (ii) any other applicable provisions of the Code or Treasury Regulations (including the provisions relating to nonrecourse deductions and partner nonrecourse deductions), then, notwithstanding anything in this Agreement to the contrary, such allocations shall, upon notice in writing to each Partner, be modified in such manner as the General Partner determines is necessary to satisfy the relevant provisions of the Code or Treasury Regulations, and the General Partner shall have the right to amend this Agreement (without the consent of any other Partner being required for such amendment) to reflect any such modification; provided, however, that no such modification shall alter materially the economic arrangement among the Partners.

7.8       Adjustments to Reflect Changes in Interests

With respect to any Accounting Period during which any Partner's interest in the Partnership changes, whether by reason of the admission of a new Partner, the withdrawal of a Partner, a non-pro rata contribution of capital to the Partnership or otherwise as described in Section 706(d)(1) of the Code and Treasury Regulations issued thereunder, allocations of Net Profit, Net Loss and other items of Partnership income, gain, loss and expense shall be adjusted appropriately to take into account the varying interests of the Partners during such Accounting

Period.  The General Partner, in good faith and subject to approval by the Directors, shall select the method (or combination of methods) of making such adjustments.

7.9       Allocation of Taxable Income and Loss

(a)        Except as otherwise provided in this Section 7.9, the taxable income or loss of the Partnership for any Accounting Period shall be allocated among the Partners in the same manner as Net Profit, Net Loss and separate items of income, gain, loss and expense (excluding items for which there are no related tax items) are allocated among the Partners for Capital Account purposes pursuant to the provisions of Sections 7.5, 7.6, 7.7 and 7.8 giving effect to Sections 704(b) and (c) of the Code.  Except as otherwise provided in this Section 7.9, the allocable share of a Partner for tax purposes in each specified item of income, gain, loss or expense of the Partnership comprising Net Profit, Net Loss or any item allocated pursuant to Section 7.5, 7.6, 7.7 or 7.8, as the case may be, shall be the same as such Partner's allocable share of Net Profit, Net Loss or the corresponding item for such Accounting Period.  To the fullest extent practicable and permitted under the Code, all items of ordinary deduction and income shall be allocated separately from items of capital loss and gain.

(b)        The items of income, gain, loss and expense allocated to the Partners for tax purposes pursuant to this Section 7.9 shall not be reflected in the Partners' Capital Accounts.  Any elections or other decisions relating to allocations pursuant to this Section 7.9 shall be made by the General Partner in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Partners.

7.10     Guaranteed Payments

The amounts payable to a Preferred Partner pursuant to Section 8.1 shall be treated by such holder and the Partnership as "guaranteed payments" under Section 707(c) of the Code.

7.11     Allocation of Nonrecourse Deductions

Nonrecourse Deductions for each Fiscal Year will be allocated among the Partners in proportion to their respective Section 8.1 Percentages for such Fiscal Year.

7.12     Allocation of Partner Nonrecourse Deductions

Notwithstanding any other provisions of the Agreement, any item of Partner Nonrecourse Deduction with respect to a Partner Nonrecourse Debt will be allocated to the Partner or Partners who bear the economic risk loss for such Partner Nonrecourse Debt in accordance with Treasury Regulations § 1.704-2(i).

7.13     Excess Nonrecourse Liabilities

For the purpose of determining the Partners' shares of the Partnership's Excess Nonrecourse Liabilities pursuant to Treasury Regulations §§ 1.752-3(a)(3) and 1.707-5(a)(2)(ii), and solely for such purpose, the Partners' interests in profits are hereby specified to be their respective Section 8.1(b) Percentages.

7.14     Treatment of Certain Distributions

(a)        In the event that (i) the Partnership makes a distribution that would (but for this subsection (a)) be treated as a Nonrecourse Distribution, and (ii) such distribution does not cause or increase a deficit balance in the Capital Account of the Partner receiving such distribution as of the end of the Partnership's taxable year in which such distribution occurs, then such distribution may be treated as not constituting a Nonrecourse Distribution to the extent permitted by Treasury Regulations § 1.704-2(h)(3).

(b)        In the event that (i) the Partnership makes a distribution that would (but for this subsection (b)) be treated as a Partner Nonrecourse Distribution, and (ii) such distribution does not cause or increase a deficit balance in the Capital Account of the Partner receiving such distribution as of the end of the Partnership's taxable year in which such distribution occurs, then such distribution may be treated as not constituting a Partner Nonrecourse Distribution to the extent permitted by Treasury Regulations § 1.704-2(i)(6).

SECTION 8.

DISTRIBUTIONS

8.1       Distributions

(a)        From time to time, the General Partner will determine, subject to approval of the accuracy of such distribution pursuant to the terms hereof by the Directors if they so determine in the case of any distribution to the General Partner, the amount of distributions to be made, in the order of priority set forth in Section 8.1(b), of all or any portion of the Partnership's assets, in each case to the extent permitted by the Statement of Preferences for any Preferred Interests and any other agreements to which the Partnership is subject.  Amounts not distributed may be reinvested.  Amounts distributed to Common Partners shall be subject to capital call during the Commitment Period.

(b)        Distributions shall be made at such times as the General Partner in its sole discretion may determine and in the following order of priority:

(i)           100% to the Preferred Partners, if any, in accordance with the distribution provisions of the Statement of Preferences for each series of Preferred Interests;

(ii)           100% to the Common Partners in accordance with their relative Capital Account balances until they have received the aggregate initial net asset value of their cumulative Capital Contributions;

(iii)           100% to the Common Partners in accordance with their relative Capital Account balances until they have received out of assets of the Partnership (whether or not out of Aggregate Net Profit) a preferred return on the amounts described in clause (ii) above calculated at a rate of 8% per annum compounded annually;

(iv)           100% to the General Partner until the General Partner has received an amount equal to 20% of the amount distributed to the Common Partners pursuant to clause (iii) above; and

(v)           80% to the Common Partners in accordance with their relative Capital Account balances and 20% to the General Partner.

(c)        The General Partner may, subject to approval of the accuracy of such distribution pursuant to the terms hereof by the Directors if they so determine in the case of any distribution to the General Partner, determine to distribute to any class or classes of the Partners any amounts representing a return of capital or designated as a return of capital (“Returned Capital”); provided, however, that the General Partner shall not make a distribution of Returned Capital to any class at any time when it could not make such distribution under the Investment Company Act or the Delaware Act.

(d)        Any distribution by the Partnership pursuant to the terms of this Section 8.1 or Section 16.4 to the Person shown on the Partnership's records as a Partner or to such Person's legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall relieve the Partnership and the General Partner of all liability to any other Person who may be interested in such distribution by reason of any other assignment or Transfer of such Partner's Interest for any reason (including an assignment or Transfer thereof by reason of death, incompetence, bankruptcy or liquidation of such Partner).

(e)        Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its Interest if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

(f)         Notwithstanding the foregoing provisions of this Section 8.1 (or any other provision hereof), the General Partner may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Partnership.

8.2       Withholding

(a)        The Partnership shall comply with withholding requirements under U.S. federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Partnership is required to withhold and pay over any amount to any authority with respect to distributions or allocations to any Partner (whether

General Partner, Common Partner or Preferred Partner), the amount withheld shall be deemed to be a distribution by the Partnership to such Partner in the amount of the withholding.

(b)        If any amount is withheld on income received by the Partnership and the amount of the withholding was calculated, under applicable law, with respect to income allocable to some (but not all) of the Partners such withholding (and any related tax or book income or deduction item) shall be allocated, in a manner reasonably determined by the General Partner, to the Partners with respect to whom the withholding was calculated, and distributions shall be adjusted accordingly; provided, however, that if the Partner to whom such withholding is allocated is not a United States person for U.S. federal income tax purposes, such Partner shall reimburse the Partnership for the excess of the withholding tax paid on its behalf over the amount that otherwise would have been payable in respect of such Partner had such Partner been a United States person.  If the Partner fails to so reimburse the Partnership, such excess will be treated as an advance repayable with interest out of the first available amounts that would otherwise be payable to such Partner.

SECTION 9.

MANAGEMENT, GENERAL PARTNER AND BOARD OF DIRECTORS

9.1       Management Generally

(a)        Subject to the requirements of the Investment Company Act, the voting rights of the Interests and the rights of the Board of Directors set forth herein, the management of the Partnership shall be vested exclusively in the General Partner, which shall have, subject to the foregoing, all of the power and authority of a “general partner” of the Partnership within the meaning of the Delaware Act, including the authority to appoint officers and to authorize persons to act on behalf of the Partnership and engage third parties to provide services to the Partnership and to perform any permissible activity and is further authorized to delegate such power and authority to such officers or authorized Persons as it determines to be appropriate.  The Board of Directors may designate one or more committees each of which shall have all or such lesser portion of the power and authority of the entire Board of Directors as the Directors shall determine from time to time, except to the extent that action by the entire Board of Directors or particular Directors is required by the Investment Company Act.

(b)        Notwithstanding Section 9.1(a), the Board of Directors shall have, and the General Partner hereby irrevocably delegates to them pursuant to Section 17-403(c) of the Delaware Act, all of the power and authority set forth in any provision of this Agreement or conferred on them with respect to an investment company by or pursuant to the Investment Company Act and any other federal securities laws, including to appoint and terminate the General Partner, the Investment Manager and the independent public accountants of the Partnership in accordance with the provisions of the Investment Company Act, to establish the policies and procedures for determining the Net Asset Value of the Partnership and to review and adjust the determinations thereof by the General Partner, to approve all policies and procedures, including compliance policies and procedures, of the Partnership and of the General Partner, the Investment Manager and any transfer agent and to resolve conflicts of interest between the

Partnership and Affiliated Persons thereof.  Notwithstanding Section 9.1(a), the Board of Directors shall have full power and authority to allocate any or all of the investment management of the Partnership’s Assets to the Investment Manager instead of to the General Partner.

9.2       Duties and Obligations of the General Partner with Respect to the Administration of the Partnership

The General Partner agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Partnership's custodian and other service providers) to the Partnership.  To the extent requested by the Partnership, the General Partner agrees to provide the following administrative services:

(a)        provide information relating to, and oversee the determination by others of, the Partnership’s net asset value in accordance with the Partnership’s valuation policy as adopted from time to time by the Board of Directors and communicated to the Investment Manager in writing;

(b)        oversee the maintenance of the books and records of the Partnership by others as required under the Investment Company Act;

(c)        oversee the preparation and filing by others of the Partnership's federal, state and local income tax returns and any other required tax returns or reports;

(d)        review and supervise the preparation of information for the Partnership's semi-annual and annual reports and other communications with Partners required or otherwise to be sent to Partners;

(e)        review the Partnership's periodic financial reports required to be filed with the Securities and Exchange Commission on Form N-SAR, Form N-CSR, Form N-PX, Form N-Q and such other reports, forms and filings, as may be mutually agreed upon or as may be required by law or any Statement of Preferences;

(f)         make such reports and recommendations to the Board of Directors concerning the performance and fees of any of the Partnership's service providers as the Board of Directors may reasonably request or deem appropriate;

(g)        review calculations of fees paid to the Partnership's service providers;

(h)        oversee any necessary calculations required under Section 18 of the Investment Company Act;

(i)         consult with the Audit Committee of the Board of Directors, the Partnership's independent accountants, legal counsel, custodian and other service providers in establishing the accounting policies of the Partnership and monitor financial and shareholder accounting services;

(j)         review the amounts available for distribution by the Partnership to its Partners;

(k)        review distribution notices to Partners;

(l)         review such information and reports as may be required by any banks from which the Partnership borrows funds;

(m)       coordinate with the Partnership's custodian, counsel, auditors and other service providers regarding the business and operations of the Partnership;

(n)        coordinate with others regarding the preparation and filing of Forms 3, 4, and 5 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and Section 30(h) of the Investment Company Act for the executive officers and directors of the Partnership, such filings to be based on information provided by those persons;

(o)        respond to or refer to the Partnership's officers Partner (including any potential Partner) inquiries relating to the Partnership; and

(p)        provide the Partnership with assistance in processing subscription and/or transfer applications for the Interests, including assistance in determining whether such applications and prospective or existing partners of the Partnership satisfy applicable requirements under this Agreement.

All services are to be furnished through the medium of any directors, officers and other authorized persons of the Partnership or employees of the General Partner or its affiliates as the General Partner deems appropriate in order to fulfill its obligations hereunder.

The Partnership will reimburse the General Partner or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this Section 9.2.

9.3       Board of Directors

(a)        Subject to the terms of each Statement of Preferences, the number of Directors shall be such number, not less than three, as shall be approved from time to time by a majority of Directors then in office.  No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term.  An individual nominated as a Director shall be at least 21 years of age and not older than such age as shall be approved from time to time by not less than two-thirds of the Directors then in office and shall not be under legal disability.  Directors need not own Interests or be Partners and may succeed themselves in office.  The names and addresses of the Directors shall be set forth in the records of the Partnership.

(b)        Any Director may resign as a Director (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date provided in such instrument.  Subject to the rights of the Preferred Interests with respect to Directors elected solely by the Preferred Interests pursuant to the Investment Company

Act, any Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number specified in Section 9.3(a) hereof) for cause at any time by the act of a majority of the remaining Directors, specifying the date when such removal shall become effective.  Subject to the rights of the Preferred Interests with respect to Directors elected solely by the Preferred Interests pursuant to the Investment Company Act, any Independent Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number Section 9.3(a) hereof) without cause at any time by the act of two-thirds of the remaining Directors, and any Director can be removed without cause by vote of not less than two-thirds of the aggregate voting power of the Interests entitled to vote in the election of such Director, specifying the date when such removal shall become effective.

(c)        The term of office of a Director shall terminate and a vacancy shall occur in the event of the removal, resignation, incompetence or other incapacity to perform the duties of the office, or death, of a Director.  Subject to the rights of the Preferred Interests with respect to Directors elected solely by the Preferred Interests pursuant to the Investment Company Act and pursuant to any Statement of Preferences, whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Agreement by a written instrument signed or adopted by a majority of the Directors then in office or by election of the holders of Interests, or may leave such vacancy unfilled, or may reduce the number of Directors (provided that the aggregate number of Directors after such removal shall not be less than the minimum specified in Section 9.3(a) hereof).  Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Agreement by a majority of the Directors then in office or by election of the holders of Interests.  No vacancy shall operate to annul this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement.  Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

(d)        Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Directors.  Regular meetings of the Directors may be held without call or notice at a time and place fixed by resolution of the Directors.  Notice of any other meeting shall be mailed via overnight courier not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Director either before or after such meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  The Directors may act with or without a meeting.  A quorum for all meetings of the Directors shall be one-third of the Directors then in office.  Unless provided otherwise in this Agreement, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors or such other proportion as shall be specified herein for action at a meeting at which all Directors then in office are present.

(i)           Any committee of the Directors may act with or without a meeting.  A quorum for all meetings of any such committee shall be one third of the Partners thereof.  Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the Partners of such committee present (a quorum being present) or without a meeting by written consent of a majority of the Partners of such committee or such other proportion as shall be specified herein for action at a meeting at which all committee Partners are present.

(ii)           With respect to actions of the Directors and any committee of the Directors, Directors who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the Investment Company Act.

(iii)           All or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the Investment Company Act.

(iv)           The Directors may, but shall not be required to, elect a Chairman of the Board of Directors, who shall not, in his or her capacity as such, be an officer of the Partnership and who shall serve at the pleasure of the Board of Directors.  Any Chairman of the Board of Directors elected by the Directors need not be an Independent Director, unless otherwise required by applicable law.

(e)        The Directors shall elect a Principal Executive Officer, a Secretary, a Principal Financial Officer and any other authorized Persons the Directors consider appropriate, each of whom shall serve at the pleasure of the Board of Directors or until their successors are elected.  The Directors may elect or appoint or may authorize the Chairman, if any, or Principal Executive Officer to appoint such other officers or agents or other authorized Persons with such other titles and powers as the Board of Directors may deem to be advisable.  Any Chairman shall, and the Principal Executive Officer, Secretary and Principal Financial Officer may, but need not, be a Director.

(f)         The Directors and officers, respectively, shall owe to the Partnership and the holders of Interests the same fiduciary duties as owed by directors and officers, respectively, of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. Directors elected by the holders of Preferred Interests shall have no special duties to the holders of Preferred Interests.  The powers of the Directors may be exercised without order of or resort to any court.  No Director shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

(g)        The Board of Directors may adopt and from time to time amend or repeal By-Laws (“By-Laws”) for the conduct of the business of the Partnership.  Such By-Laws shall be binding on the Partnership and the Partners unless inconsistent with the provisions of this Agreement.  The Partners shall not have authority to adopt, amend or repeal By-Laws.

(h)        Any determination as to what is in the interests of the Partnership made by the Directors in good faith shall be conclusive.  In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

9.4       Expenses of the Partnership

(a)        The Partnership shall have power to incur and pay out of the Assets or income of the Partnership any expenses necessary or appropriate to carry out any of the purposes of this Agreement, and the business of the Partnership.  The Directors may pay themselves such compensation as they in good faith may deem reasonable and may be reimbursed for expenses reasonably incurred by themselves on behalf of the Partnership.

(b)        The Partnership shall pay, and shall reimburse the General Partner, the Investment Manager and each of their respective Affiliates for, any costs and expenses that, in the good faith judgment of the Board of Directors, are incurred in the formation, financing or operation of the Partnership, including, without limitation, the Advisory Fees and other costs and expenses specified herein or in the Advisory Agreement to be paid by the Partnership; fees and expenses of offering Interests or debt instruments and enhancing or assuring the credit quality thereof; fees, costs and expenses related to the purchase, holding, transfer and sale of Assets, to the extent not reimbursed; brokerage commissions; clearing and settlement charges; custodial fees; licensing fees and expenses; appraisal expenses; interest expenses; borrowing charges on assets sold short; expenses related to organizing entities, investment vehicles or accounts through or in which investments by the Partnership may be made; due diligence expenses incurred in connection with the acquisition of Assets (including, but not limited to, reasonable travel related expense), and expenses relating to consultants, attorneys, brokers or other professionals or advisors who provide advice or due diligence services with regard to investments (whether or not the potential investment is acquired) and third-party investment banking expenses related to the purchase and sale of assets); loan servicing fees; appropriate fees for loan origination and/or modification; directors’ fees and expenses; costs of reporting to Partners, creditors and others; costs and expenses relating to any meeting of Partners; legal (including litigation) fees and expenses; accounting, auditing and tax preparation fees and expenses; fees and expenses relating to the Partnership’s administrator and auditor; fees and expenses relating to third-party valuation firms; third-party expenses and fees incurred in connection with transactions not consummated; taxes, governmental charges and other duties payable by the Partnership; investment-related travel expenses; costs related to issuing, transferring and repurchasing Interests, or portions thereof, and paying dividends or making other distributions thereon; expenses related to liability insurance for the Partnership and the General Partner, including the costs of directors and officers and errors and omissions insurance premiums; organizational expenses (including all reasonable costs and expenses incurred in connection with the formation and organization of, and offer, marketing and sale of Interests in, the Partnership, as determined by the Investment Manager, including all placement fees and all out-of-pocket legal, accounting, printing, travel and filing fees and expenses); costs, expenses and liabilities resulting from the Partnership’s indemnification obligations; costs of winding up and liquidating the Partnership; other indebtedness incurred by the Partnership and the Interests; and extraordinary expenses and other similar expenses related to the Partnership as the Investment Manager determines in its sole discretion (collectively, “Partnership Expenses”).

(c)        The Partnership shall pay, and shall reimburse the General Partner, the Investment Manager and each of their Affiliates for, all legal, tax, accounting and other expenses (including organizational expenses) incurred in connection with the Preferred Interests, if any, and the formation of the Partnership and related entities, and all fees payable to any agents, lenders, arrangers or other Persons in connection with the placement and sale of the Preferred Interests, if any.

9.5       Partners’ Consent

To the fullest extent permitted by law, each Partner hereby consents to the exercise by the General Partner, the Board of Directors and the Investment Manager of the powers conferred on them by or pursuant to this Agreement.

9.6       Exculpation

No Partner (other than the General Partner) shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the Assets or the acts, obligations or affairs of the Partnership.  Partners (other than the General Partner) shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware.  Except as otherwise required by law, the General Partner, the Directors, PennyMac Servicing, the Investment Manager, and their respective Affiliated Persons or any officers, directors, members, managers, partners, shareholders, employees, consultants or agents of any such Person (each an “Indemnified Person”, and collectively, the “Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Partnership, any Partner or any other Person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys’ fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person’s capacity as a Partner, if applicable) in connection with the establishment, management or operations of the Partnership or the management of the Assets, except that the foregoing exculpation shall not protect any Person to the extent that such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of such Person’s duty to the Partnership or such Partner, as the case may be (such conduct, “Disabling Conduct”).  Subject to the foregoing and to the general liability of the General Partner for liabilities of the Partnership, all such Persons shall look solely to the Assets for satisfaction of claims of any nature arising in connection with the affairs of the Partnership.  If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

9.7        Indemnification; No Duty of Investigation; Reliance on Experts

(a)        To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Partnership (out of the Assets, including, without limitation, the Unfunded Commitments) and not out of the separate assets of any Partner) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person’s capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such Person’s action was in the best interest of the Partnership or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person’s activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither “interested persons” of the Partnership (as defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding, that the Indemnified Person is entitled to indemnification (the “Disinterested Non-Party Directors”), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification.  Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

(b)        The Partnership shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Partnership receives a written affirmation by the Indemnified Person of the Indemnified Person's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Partnership unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met.  In addition, at least one of the following conditions must be met:  (1) the Indemnified Person shall provide adequate security for his undertaking, (2) the Partnership shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

(c)        The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which such Indemnified Person may be lawfully entitled.

(d)        Notwithstanding the foregoing, subject to any limitations provided by the Investment Company Act and this Agreement, the Partnership shall have the power and authority to indemnify Persons providing services to the Partnership to the full extent provided by law as if the Partnership were a corporation organized under the Delaware General Corporation Law provided that such indemnification has been approved by a majority of the Directors or, with respect to agreements to which the General Partner and Investment Manager are not party, by the General Partner.

(e)        No purchaser, lender, transfer agent or other person dealing with the Directors or with the General Partner or any officer, employee or agent of the Partnership shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent.  Every obligation, contract, undertaking, instrument, certificate, Interest and security of the Partnership, and every other act or thing whatsoever executed in connection with the Partnership shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as the General Partner or officers, employees or agents of the Partnership.  The Partnership may maintain insurance for the protection of the Assets, its Partners, Directors, officers, employees or agents in such amounts as the Directors shall deem adequate to cover possible liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the Investment Company Act.

(f)         Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Partnership, upon an opinion of counsel, or upon reports made to the Partnership by any of the Partnership’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, General Partner officers or employees of the Partnership, regardless of whether such counsel or other person may also be a Director.

9.8       Director Limited Liability

Except as otherwise provided by law, the Directors shall not be obligated personally for any debt, obligation or liability of the Partnership solely by reason of being a director of the Partnership, and the debt, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership.

9.9       Certain Other Activities

(a)        The General Partner and the Investment Manager may manage one or more additional investment vehicles or client accounts other than the Partnership (“Other Accounts”) that invest in assets eligible for purchase by the Partnership, provided that during the Commitment Period, all investment opportunities are allocated as provided in the Offering

Memorandum and the Principals continue to provide sufficient time and attention to managing the investments of the Partnership.  In addition to Other Accounts, after January 2, 2009 and until the earlier of (i) the termination of the Commitment Period and (ii) such time that at least 75% of the aggregate Common Share Commitments of the Parent have been funded or reserved for investments in process at the end of the Commitment Period or Partnership Expenses, including the Advisory Fee, none of PennyMac, the Investment Manager or the General Partner may form a new investment fund or account (collectively, “Successor Funds”) with investment objectives that are substantially similar to those of the Partnership. Notwithstanding the foregoing, PennyMac, the Investment Manager or the General Partner may form one or more Successor Funds for the purpose of investing in one or more investment opportunities where the capital necessary to acquire such assets exceeds the available capital of the Partnership or its other clients, or where the Investment Manager determines that acquiring the entire interest in such assets would not be in the best interest of the Partnership and such other clients, taking into account diversification and Partnership investment goals.  If a Successor Fund is formed to invest in specific investment opportunities under such circumstances, in addition to any investment that may be made by the Partnership, the Investment Manager will offer Partners and other direct and indirect investors in the Partnership and the Other Accounts the opportunity to invest in such Successor Fund.  Any amounts contributed by a Partner in respect of such Successor Fund will not reduce the available Common Share Commitment of such Partner.

(b)        Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from spending, and may spend, substantial business time in connection with other businesses or activities, including, but not limited to, managing Other Accounts, managing investments, participating in actual or potential investments of the Partnership or any Partner, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Partnership, or acting as a director, officer, manager, member or creditors’ committee member of, or adviser to, or participant in, any corporation, company, limited liability company, trust or other Person.  Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from receiving, and may receive, fees or other compensation from third parties for any of these activities, which fees will be for their own account and not for the account of the Partnership.  Such fees may relate to actual, contemplated or potential investments of the Partnership and may be payable by entities in which the Partnership directly or indirectly has invested or contemplates investing.  Neither the Partnership nor any Partner shall, by virtue of this Agreement, have any right, title or interest in or to the businesses or activities permitted by this Section 9.9 or in or to any fees or consideration derived therefrom.  Allocation of investments or opportunities among the Partnership and Other Accounts will be made as described in the Offering Memorandum or as otherwise approved by the Board of Directors in accordance with the Investment Company Act and the Advisers Act.

9.10     Tax Matters

(a)        The General Partner is hereby designated the “tax matters partner” for purposes of Section 6231(a) of the Code and Treasury Regulations.

(b)        The Tax Matters Partner shall have the right to file all necessary reports relating to any withholding or payment in connection with Section 8.2, as may be required by law or as the Tax Matters Partner deems appropriate. Each Partner shall indemnify the Partnership and the Tax Matters Partner and hold each of them harmless from any liability with respect to any taxes, penalties or interest required to be withheld or paid to any taxing authority by the Partnership or the Tax Matters Partner for or on behalf of such Partner or with respect to such Partner's Interests.

(c)        Any Partner that is a partnership (or that is treated as a partnership for federal income tax purposes) will promptly notify the Partnership in writing upon any of the following occurrences:

(i)           any event, such as a sale or exchange of an interest in such Partner, that will result in an adjustment to the basis of the assets of such Partner under Section 743(b) of the Code pursuant to an election under Section 754 of the Code;

(ii)           any event, such as a distribution of cash or other property by such Partner, that will result in an adjustment to the basis of such Partner's assets under Section 734(b) of the Code pursuant to an election under Section 754 of the Code; or

(iii)           any event that will result in the termination of such Partner as a partnership pursuant to Section 708(b)(1)(B) of the Code.

(d)        In the event that any interest in a Partner that is a partnership (or that is treated as a partnership for federal income tax purposes) is owned directly or indirectly by a tax exempt or foreign Person or entity, such Partner will promptly notify the Partnership in writing of such tax exempt or foreign Person or entity's proportionate share of such Partner's items of income and gain (determined as a percentage pursuant to Section 168(h)(6)(C) of the Code) and of any change in such proportionate share.

(e)        The Tax Matters Partner shall have the right to make such elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of Partnership income, gain, loss, deduction and credit and as to all other relevant matters as it believes necessary, appropriate and desirable.

(f)         The Tax Matters Partner shall have the right to make or petition to revoke (as the case may be) the election referred to in Section 754 of the Code; it being understood that the Tax Matters Partner, as of the date hereof, does not intend to make such election but may in the future choose to do so in its sole discretion.  Each Partner agrees in the event of such an election to supply promptly to the Partnership the information necessary to give effect thereto.

(g)        No Partner (other than the Tax Matters Partner) shall have the right to participate in the audit of any Partnership tax return, file any tax return, amended tax return or claim for refund inconsistent with any item of income, gain, loss or expense reflected on any Partnership tax return, participate in any administrative or judicial proceeding arising out of or in connection with any Partnership tax return, audit relating to a Partnership tax return, claim for refund by the Partnership or denial of such a claim, or appeal, challenge or otherwise protest any adverse findings in any such audit or with respect to any such tax return or in any such administrative or judicial proceedings.

SECTION 10.

PARTNERS

10.1     Identity and Contributions

The names and addresses of the Partners, the Interests owned by each Partner and the Capital Contributions of each will be set forth in the Partnership’s records.

10.2     No Management Power or Liability

Subject to the requirements of the Investment Company Act, except as otherwise provided herein, the Partners (other than the General Partner) in their capacity as such shall have no right or power to, and shall not, take part in the management of or transact any business for the Partnership, including but not limited to, any acts or decisions relating to investment activities of the Partnership, and shall have no power to sign for or bind the Partnership.  Except as otherwise required by law, no Partner (other than the General Partner), in its capacity as such, shall be personally liable for any debt, loss, obligation or liability of the Partnership.  Employees, officers, authorized Persons and agents of the Partnership shall have authority to act on behalf and in the name of the Partnership to the extent authorized by the General Partner.

10.3     Amendments

(a)        If a vote of the holders of Interests is required by applicable law or this Agreement to amend this Agreement, or if the General Partner or the Directors determine to submit an amendment to a vote of the holders of Interests, then, other than with respect to Sections of this Agreement where a different affirmative vote is specifically required, this Agreement may be amended, after a majority of the Directors then in office have approved a resolution therefor, by the affirmative vote set forth in Section 10.10.  Section 10.10 may only be amended, after a majority of Directors then in office have approved a resolution therefor, by the affirmative vote of the holders of not less than 75% of the affected Interests then outstanding.  Notwithstanding the foregoing, without the unanimous approval of all of the Partners affected thereby, no such amendment may:

(i)           require any Common Partner to make Capital Contributions (not of returned capital during the Commitment Period) in excess of its Common Share Commitment, require any Partner that is not a Common Partner to make additional Capital Contributions (not of returned capital during the Commitment Period) in excess of its contractual commitment or otherwise increase the liability of any Partner hereunder; or

(ii)           adversely affect such Partners' rights to distributions; or

(iii)           modify this Section 10.3(a).

(b)        Subject to the requirements of the Investment Company Act and other applicable law, notwithstanding the foregoing provisions of this Section 10.3, the Board of Directors, or the General Partner with the approval of the Board of Directors, may amend this Agreement, without the consent of any Partner, (i)  to change the name of the Partnership or any class or series of Interests; (ii) to make any change that does not adversely affect the rights or preferences of any class or series of Interests, (iii) to conform this Agreement to the requirements of the Investment Company Act or any other applicable law;  (iv) in connection with qualifying the Partnership to permit limited liability under the laws of any state; (v) to prevent any material and adverse effect to any Partner or the Partnership arising from the application of legal restrictions to any Partner, the Investment Manager or the Partnership, subject to the requirement that no Partner be materially and adversely affected; (vi) to make any change that is necessary or desirable to cure any ambiguity or inconsistency, subject to the requirement that no Partner be materially and adversely affected; or (vii) to change the names of the Principals under Section 10.12 upon the approval of one or more Replacement Principals; or (viii) to make any other changes similar to the foregoing, subject to the requirement that no Partner be materially and adversely affected.  Prior to entering into any amendment pursuant to this Section 10.3(b), the General Partner or the Board of Directors shall notify the Partners in writing of the material terms of such amendment.  The Partnership may reflect in its records changes made in the composition of the Partners and their respective Capital Contributions and Interests in accordance with the provisions of this Agreement without the consent of the Partners.

(c)        After any amendment to this Agreement becomes effective, the Partnership shall send to the Partners a copy of such amendment.

(d)        Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Partners (other than the General Partner), Directors, officers, employees and agents of the Partnership and their respective Affiliates, to permit assessments upon such Partners or to permit the Partnership to be converted at any time from a “closed-end investment company” to an “open-end investment company” as those terms are defined by the Investment Company Act or a company obligated to repurchase shares under Rule 23c-3 of the Investment Company Act.

(e)        An amendment duly adopted by the requisite vote of the Board of Directors and, if required, Partners as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Directors or Partners, as the case may be.  A certification signed by the General Partner or the Secretary setting forth an amendment and reciting that it was duly adopted by the Directors and, if required, Partners as aforesaid, or a copy of the Agreement, as amended, and executed by the General Partner or the Secretary, shall be conclusive evidence of such amendment when lodged among the records of the Partnership or at such other time designated by the Directors.

(f)         Notwithstanding any other provision hereof, until such time as Interests are issued and outstanding, this Agreement may be terminated or amended in any respect by the affirmative vote of a majority of the Directors or by an instrument signed by a majority of the Directors then in office.

(g)        Notwithstanding anything to the contrary contained herein, no holder of Interests of any class or series, other than to the extent expressly determined by the Directors with respect to Interests qualifying as preferred stock pursuant to Section 18(a) of the Investment Company Act, shall have any right to require the Partnership or any person controlled by the Partnership to purchase any of such holder’s Interests.

10.4     Merger, Consolidation, Liquidation

Subject to the provisions of the Investment Company Act and other applicable law, the Partnership may merge or consolidate with any other entity, or sell, lease or exchange all or substantially all of the Assets upon approval by two-thirds of the Directors then in office and the affirmative vote of not less than two-thirds of the outstanding Interests.

10.5     List of Partners

A list of the names and addresses of all Partners (to the extent known to the Partnership) shall be made available to any Partner or its representative for inspection and, at the Partner’s cost, copying upon written request and at reasonable times to the extent required by the Investment Company Act with respect to trusts for any purpose.

10.6     Limitations

No Partner shall have the right or power to (i) bring an action for partition against the Partnership; (ii) cause the termination or dissolution of the Partnership, except as set forth in this Agreement; or (iii) demand property other than cash with respect to any distribution and then only in accordance with the terms of this Agreement.  For the avoidance of doubt, Partners shall not have the power provided for in Section 17-801 of the Delaware Act, and the Partnership may only be dissolved pursuant to the terms of this Agreement.  Except to the extent required for a Delaware business corporation, the Partners shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Partnership or the Partners.

10.7     Meetings

(a)        The Partnership may, but shall not be required to, hold annual meetings of the holders of any class or series of Interests.  An annual or special meeting of Partners may be called at any time only by the Directors or by Partners in accordance with the requirements of the Investment Company Act applicable to trusts.  Any meeting of Partners shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate.

(b)        Notice of all meetings of Partners, stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Partner of record entitled to vote thereat at its registered address, mailed at least 10 days before the meeting or otherwise in compliance with applicable law.  Except with respect to an annual meeting, at which any business required by the Investment Company Act may be conducted, only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date.  For the purposes of determining the Partners who are entitled to notice of and to vote at any meeting the Directors may, without closing the transfer books, fix a date not more than 100 days prior to the date of such meeting of Partners as a record date for the determination of the Persons to be treated as Partners of record for such purposes.

10.8     Action Without a Meeting

Any action that may be taken at a meeting of the Partners may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by Partners owning not less than the minimum percentage of the Interests of the Partners that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted, and notice of the action taken is provided to each Partner.  Any such written consent must be filed with the records of the meetings of the Partners.

10.9     Procedures

A Partner shall be entitled to cast votes:  (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Partnership at or prior to the commencement of the meeting or (ii) without a meeting, by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Partnership at or prior to the time and date on which the votes are to be counted. Except as otherwise herein specifically provided, all procedural matters relating to the holding of meetings of Partners or taking action by written consent, whether noticed or solicited by the Partnership or others, including, without limitation, matters relating to the date for the meeting or the counting of votes by written consent, the time period during which written consents may be solicited, minimum or maximum notice periods, record dates, proxy requirements and rules relating to the conduct of meetings or the tabulation of votes, shall be as reasonably established by the Directors.  To the extent not otherwise provided by the Board of Directors pursuant to Section 10.10 or otherwise, the laws of the State of Delaware pertaining to the validity and use of proxies regarding the shares of business corporations shall govern the validity and use of proxies given by Partners.

10.10   Voting

(a)        Partners shall have no power to vote on any matter except matters on which a vote of Interests is required by or pursuant to the Investment Company Act, a Statement of Preferences, this Agreement, the By-Laws or any resolution of the Directors.  Any matter required to be submitted for approval of any of the Interests and affecting one or more classes or series shall require approval by the required vote of Interests of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Interests of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the extent required by the Investment Company Act and any Statement of Preferences, there shall be no separate class votes on the election or removal of Directors or the selection of auditors for the Partnership.  Partners of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class.  There shall be no cumulative voting in the election or removal of Directors.

(b)        The holders of one-third of the outstanding Interests of the Partnership on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders for purposes of conducting business on which a vote of all Partners of the Partnership is being taken.  The holders of one-third of the outstanding Interests of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such class or classes for purposes of conducting business on which a vote of holders of such class or classes is being taken.  The holders of one-third of the outstanding Interests of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such series or series for purposes of conducting business on which a vote of holders of such series or series is being taken.  Interests underlying a proxy as to which a broker or other intermediary states its absence of authority to vote with respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Directors at or prior to the meeting of holders of Interests at which such matter is to be considered and shall not be treated as present for purposes of voting or any other purpose except as determined by the Directors.

(c)        Subject to any provision of the Investment Company Act, any Statement of Preferences or this Agreement specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Partners or, in the absence of any such provision of the Investment Company Act, any Statement of Preferences or this Agreement, subject to any provision of the By-Laws or resolution of the Directors specifying or requiring a greater or lesser vote requirement, (i) the affirmative vote of a plurality (or, if provided by the By-Laws, a majority) of the Interests present in person or represented by proxy and entitled to vote for the election of any Director or Directors shall be the act of such Partners with respect to the election of such Director or Directors; (ii) the affirmative vote of a majority of the Interests present in person or represented by proxy and entitled to vote on any other matter who vote on such matter shall be the act of the Partners with respect to such matter; and (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the Interests of such class or classes or series or series present in person or represented by proxy and entitled to vote on such matter who vote on such matter shall be the act of the Partners of such class or classes or series or series with respect to such matter.

(d)        At any meeting of Partners, any holder of Interests entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Partnership as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Partnership.  Only Partners of record shall be entitled to vote.  Each [.01%] of the Net Asset Value of the Partnership shall entitle the Common Partner of record thereof to one vote and each fraction thereof shall entitle the Common Partner of record thereof to a vote equal to such fraction.  Each [$20,000] of the liquidation preference of a Preferred Interest shall entitle the Preferred Partner of record thereof to one vote and each fraction thereof shall entitle the Preferred Partner of record thereof to a vote equal to such fraction.  When any Interest is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest.  A proxy purporting to be given by or on behalf of a Partner of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Interest is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.  The Directors shall have the authority to make and modify from time to time regulations regarding the validity of proxies.  In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Directors as the Directors shall determine.

10.11   Removal of the General Partner

The General Partner may be removed with or without cause at any time on not less than 60 days notice by vote of either (a) the Board of Directors at a meeting called for such purpose or (b) by a majority of the Interests at a meeting called for such purpose.  Upon any such removal, for purposes of determining any allocations and distributions due to the General Partner pursuant to Section 7 or 8 hereof, the Partnership shall be deemed to have liquidated all of its Assets at fair value as determined pursuant to the Investment Management Agreement (including any discount provided in Section 6(d) thereof).

10.12   Key Person Event

A “Key Person Event” will occur if fewer than three Principals remain involved in the management and decision making of the Investment Manager at any time during the Commitment Period.  Upon the occurrence of a Key Person Event, the Investment Manager will promptly notify the Board of Directors and the Partners and the Commitment Period shall be suspended (the “Suspension Period”).  The Investment Manager will seek to promptly present to the Board of Directors in writing for its consideration the name of one or more persons the Investment Manager believes possess skills reasonably comparable to the departed Principal (or Principals) and should replace the departed Principal (or Principals) (a person having such skills being a “Replacement Principal”).  Upon approval of the Replacement Principal (or Replacement Principals) by a majority of the independent Directors of the Partnership, any Suspension Period will immediately terminate.  In the event that a majority of the independent

Directors do not approve the Replacement Principal (or Replacement Principals), any Suspension Period will continue and, if the number of remaining initial and approved Replacement Principals is not at least three on or prior to 90 days after the occurrence of the Key Person Event, the independent Directors will appoint a liquidator, which may be the Investment Manager, to liquidate the Partnership and its subsidiaries in such a manner, and over such reasonable period of time, so as to maximize returns to the Partnership and its Partners.  Such person will have the exclusive power and authority to wind up the affairs of the Partnership and commence the orderly liquidation and distribution (including distributions in kind) of their assets in accordance with the terms of this Agreement.  For purposes of the foregoing, a “Principal” means Stanford L. Kurland, David A. Spector, Michael L. Muir, James S. Furash and Scott D. Anderson and any other person approved by the Board of Directors, as described above.

10.13   Pass Through Voting

Notwithstanding anything to the contrary herein, all voting rights of the Parent as the holder of Common Interests shall be passed through to and exercised by the holders of the outstanding shares of the Parent, and the Parent shall vote its Common Interests in the same proportion as its holders vote their outstanding shares.

SECTION 11.

ADMISSION OF ADDITIONAL PARTNERS;
ASSIGNMENTS OR TRANSFERS OF INTERESTS

11.1     Admission of Additional Partners

No additional Partners will be admitted after the date hereof, except as provided in Sections 5.2, 7.1 and 11.2.

11.2     Assignments or Transfers of Interests

(a)        In no event shall all or any part of a Partner's Interests be Transferred if such Transfer would result in there being more than 95 Partners for purposes of Treasury Regulation §1.7704-1(h), and any such purported Transfer shall be void and shall not be recognized by the Partnership.  In no event shall all or any part of a Partner's Preferred Interests be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Partnership, unless all of the conditions set forth in the applicable Statement of Preferences with respect thereto have been satisfied.  In no event shall all or any part of a Partner’s Common Interests be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Partnership or the Partners, unless all of the following conditions are satisfied:

(i)           The Transferor, if requested by the Partnership in its sole discretion, has delivered to the Partnership an opinion of counsel reasonably acceptable to the Partnership that such Transfer (A) would not violate the Securities Act or any state blue sky laws (including any investor suitability standards) and, (B) would not result in the breach of any agreement to which the Partnership is a party or by which it or any of the Assets is bound;

(ii)           The Transferor has demonstrated to the reasonable satisfaction of the Partnership that the Transferee is both an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified client” within the meaning of Rule 205-3 of the Advisers Act;

(iii)          The Transferor has demonstrated to the reasonable satisfaction of the Partnership that (1) either (a) the Transferee is not (and, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not), for federal income tax purposes, a partnership, trust, estate or “S Corporation” (as such terms are defined in the Code) (in each case, a “Pass-through Entity”) or (b) the Transferee (or, if the Transferee is a DRE, its owner) is, for federal income tax purposes, a Pass-through Entity but, after giving effect to such purchase of such Interest by such Transferee (or, if the Transferee is a DRE, its owner), less than 50 percent of the aggregate value of the beneficial ownership interests in the Pass-through Entity (or, if the Transferee is a DRE, its owner) is attributable to the Pass-through Entity’s ownership of Interests, and (2) such Interests have not been, and will not be, marketed on or transferred through an “established securities market” within the meaning of Section 7704(b) of the Code and any Treasury Regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

(iv)          The Partnership has received a notice of Transfer signed by both the Transferor and Transferee, such notice to be substantially in the form of Appendix A attached hereto (or such other document specified in the applicable Statement of Preferences); and

(v)           the Partnership consents in writing to such Transfer (which consent may be withheld in the Partnership’s reasonable discretion).

(b)        Provided the foregoing conditions are met, the Transferee may become a Substituted Partner if and only if, with respect to Preferred Interests, any requirements set forth in the relevant Statement of Preferences are satisfied and, with respect to Common Interests, each of the following conditions is satisfied:

(i)           The Partnership has consented in writing to the substitution (which consent may be withheld in the Partnership’s reasonable discretion with respect to Transfers of Common Interests only if the transfer conditions described above have not been met or have not been waived);

(ii)           The Transferor and Transferee execute, acknowledge and deliver such instruments as the Partnership deems necessary, appropriate or desirable to effect such substitution, including the written acceptance and adoption by the Transferee of this Agreement; and

(iii)           The Transferee agrees to bear all of the Partnership’s expenses and costs incurred in connection with the Transfer and substitution, including legal fees and filing fees.

Upon the satisfaction of the conditions set forth in this Section 11.2(b), the Partnership shall record on the books and records of the Partnership the Substituted Partner as a Partner of the Partnership.

(c)        A Transferee, legal representative or successor in interest of a Partner shall be subject to all of the restrictions upon a Partner provided in this Agreement.

(d)        A Transferee of Interests who desires to make a further Transfer shall be subject to all of the provisions of this Section 11 to the same extent and in the same manner as a Partner making the initial Transfer.

(e)        Notwithstanding anything to the contrary in this Agreement, the Partnership may elect (in the Partnership’s sole discretion) to treat a Transferee who has not become a Substituted Partner as a Partner in the place of the Transferor should it determine such treatment to be in the best interests of the Partnership.

(f)         Upon the Incapacity of an individual Partner, such Partner’s personal representative or other successor in interest shall have such rights as the Incapacitated Partner possessed to constitute a successor as a Transferee of its Interests and to join with such Transferee in making application to substitute such Transferee as a Partner, all as provided in Sections 11.2(a) and (b).

(g)        Upon the Incapacity of a Partner other than an individual, the authorized representative of such entity shall have such rights as such entity possessed to constitute a successor as a Transferee of its Interests and to join with such Transferee in making application to substitute such Transferee as a Partner, all as provided in Sections 11.2(a) and (b).

(h)        A Person who acquires Interests or an interest therein but is not admitted to the Partnership as a Substituted Partner pursuant to Section 11.2(b) shall (i) in the case of a Person acquiring Common Interests or an interest therein who does not satisfy Section 11.2(a)(ii), obtain no rights whatsoever in the Partnership, such Transfer shall be void as between such Person and the Partnership and the Partnership shall have the absolute right in its sole discretion to Transfer such Common Interests to any Person who does satisfy Section 11.2(a)(ii) for such consideration as the Partnership deems sufficient in the circumstances and to remit to such Person who acquired such Common Interests  in violation of this Agreement such portion of such consideration not in excess of 75% thereof as the Partnership receives in complete satisfaction of such Person’s interest in the Partnership and (ii) in the case of a Person acquiring Preferred Interests or an interest therein, be entitled only to the allocations and distributions with respect to such Interests in accordance with this Agreement or relevant Statement of Preferences but shall have no right to any information or accounting of the affairs of the Partnership and shall not have any voting or other rights of a Partner under this Agreement or relevant Statement of Preferences; provided, however, that such Person described in this clause (ii) shall be entitled to receive such information and accountings as shall be consented to by the Partnership, which consent shall not be unreasonably withheld.  A Substituted Partner who qualifies pursuant to the provisions hereof shall succeed to all the rights and be subject to all the obligations of the Transferor Partner in respect of the Interests or other interest as to which it was substituted.

SECTION 12.

POWER OF ATTORNEY

12.1     Appointment of General Partner

Each Partner, by becoming a Partner, makes, constitutes and appoints the General Partner as its true and lawful attorney-in-fact, in its name, place and stead, with full power to do any of the following:

(a)        Execute on its behalf, file and record this Agreement and all amendments to this Agreement made and otherwise approved in accordance with Section 10.3 or otherwise made in accordance with the terms of this Agreement;

(b)        Prepare, execute on its behalf, verify, file and record amendments to this Agreement made in accordance with the terms of this Agreement or to the books and records of the Partnership reflecting (i) a change of the name or location of the principal place of business of the Partnership, (ii) a change of the name or address of any Partner, (iii) the addition of Partners, (iv) the disposal by a Partner of its Interests in any manner, (v) a Person becoming or ceasing to be a Partner of the Partnership, (vi) the exercise by any Person of any right or rights hereunder, (vii) the correction of typographical or similar errors, (viii) any other amendments made in accordance with Section 10.3, and (ix) any amendment and restatement of this Agreement reflecting such amendments;

(c)        Prepare, execute on its behalf and record any amendments to the Certificate that the Investment Manager may deem advisable or necessary;

(d)        Prepare, execute on its behalf, file and record any other agreements, certificates, instruments and other documents required to continue the Partnership, to admit Substituted Partners, to liquidate and dissolve the Partnership in accordance with Section 16, to comply with applicable law, and to carry out the purposes of clauses (a) and (b) above, to the extent consistent with this Agreement; and

(e)        Take any further action that the General Partner shall consider advisable in connection with the exercise of the authority granted in this Section 12.1.

12.2     Nature of Special Power

The power of attorney granted under this Section 12 is a special power of attorney coupled with an interest, is irrevocable and may be exercised by the General Partner by listing all of the Partners executing any agreement, certificate, instrument or document with a single signature of such attorney-in-fact acting as attorney-in-fact for all of them.  The power of attorney shall survive and not be affected by the Incapacity of a Partner and shall survive and not be affected by the Transfer by a Partner of the whole or a portion of its Interests, except where the Transfer is of all of the Interests and the Transferee thereof with the consent of the Partnership is admitted as a Substituted Partner; provided, however, that this power of attorney shall survive such Transfer for the sole purpose of enabling any such attorney-in-fact to effect such substitution.  This power of attorney does not supersede any part of this Agreement, nor is it to be used to deprive any Partner of its rights hereunder.  It is intended only to facilitate the execution of documents and the carrying out of other procedural or ministerial functions.

SECTION 13.

BOOKS, RECORDS AND REPORTS; CERTAIN TAX ELECTIONS

13.1     Books

(a)        The Partnership shall maintain books and records required by law for the Partnership at its principal office, which shall be in the United States, and each Partner shall have the right to inspect, examine and copy such books and records at reasonable times and upon reasonable notice for the purposes required by the Investment Company Act relating to trusts or as authorized by the Directors or their delegate.  All such books and records may be in electronic format, including the register of Partners and all capital account and accounting records.  Upon the request of a Partner, the Partnership shall promptly deliver to the requesting Partner, at the expense of the Partnership, a copy of any information which the Partnership is required by law to so provide in paper or electronic format.  Notwithstanding the foregoing inspection rights or any other provision of this Section 13, the Partnership shall be entitled, as and to the extent permitted by Section 17-305 of the Delaware Act, to keep confidential from the Partners all information such Partners do not have a right to obtain pursuant to the Investment Company Act.

(b)        A register shall be kept at the Partnership or any transfer agent duly appointed by or under the direction of the Directors which shall contain the names and addresses of the Partners and the Interests held by them respectively and a record of all authorized transfers thereof.  Separate registers shall be established and maintained for each class and each series of each class.  Each such register shall be conclusive as to who are the holders of the Interests of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Partners.  No Partner shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon.  Except as otherwise provided in any Statement of Preferences, it is not contemplated that certificates will be issued for the Interests; however, the Partnership may authorize the issuance of certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

(c)        The Partnership shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Interests.  The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Interests.

(d)        Interests shall be transferable on the records of the Partnership only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Partnership or a transfer agent of the Partnership of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required, including satisfaction of any or all of the requirements of Section 11.2(a) or (b) for the addition or substitution of the Transferee as a Partner.  Upon such delivery and satisfaction of such requirements the transfer shall be recorded on the applicable register of the Partnership.  Until such record is made, the Partner of record shall be deemed to be the holder of such Interests for all purposes hereof and none of the Partnership, the Directors, any transfer agent or registrar or any officer, employee or agent of the Partnership shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Interests in consequence of the death, bankruptcy, or incompetence of any Partner, or otherwise by operation of law, shall be recorded on the applicable register of Interests as the holder of such Interests upon production of the proper evidence thereof to the Directors or a transfer agent of the Partnership, but until such record is made, the Partner of record shall be deemed to be the holder of such for all purposes hereof, and neither the Directors nor any transfer agent or registrar nor any officer or agent of the Partnership shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

13.2     Reports

(a)        The Partnership shall prepare and send to Partners to the extent and in the form required by the Investment Company Act and other applicable law or any exchange on which Interests are listed a report of operations containing  financial statements of the Partnership prepared in conformity with generally accepted accounting principles and applicable law and a schedule setting forth the investments of the Partnership.  Common Partners shall receive quarterly reports of operations.

(b)        Within 60 days after the end of each Fiscal Year, the Partnership shall communicate in writing to each Partner (i) such information as is necessary to complete such Partner's United States federal and state income tax or information returns and (ii) annual financial statements audited by an accounting firm of national reputation.

(c)        Further, the Directors may, in their sole and absolute discretion, cause to be prepared (i) such reports or other information as may be necessary with respect to any Partner’s qualification for the benefit of any income tax treaty or provision of law reducing or eliminating any withholding or other tax or governmental charge with respect to any Assets and (ii) such other reports and financial statements of the Partnership as the Directors deem appropriate for informing the Partners about the operations of the Partnership.

(d)        To the extent that the Partnership has access thereto and in recognition of the various Partners’ obligations to comply with certain regulatory requirements, the Partnership will also provide to each Partner, with reasonable promptness, such other data and information concerning the Partnership or Partnership activities in response to a request by any applicable governmental or regulatory agency as from time to time a Partner may reasonably request.  If the Partnership is bound by confidentiality obligations with respect to any information so requested, then the Partnership shall not be obligated to provide such information.  A Partner shall, at the request of the Partnership, enter into a confidentiality agreement relating to such information.

13.3     Safe Harbor Election

(a)        The General Partner is hereby authorized and directed to cause the Partnership to make an election to value the general partner interest of the General Partner received as compensation for services to the Partnership (the “Compensatory Interest”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Treasury Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”).  The General Partner shall cause the Partnership to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(b)        Any such Safe Harbor Election shall be binding on the Partnership and on all of its Partners (including, for purposes of this Section 13.3(b), any person to whom a Compensatory Interest is transferred in connection with the performance of services) with respect to all transfers of Compensatory Interests thereafter made by the Partnership while a Safe Harbor Election is in effect.  A Safe Harbor Election once made may be revoked by the General Partner as permitted by the Proposed Rules or any applicable rule.

(c)        Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to the Compensatory Interest while the Safe Harbor Election remains effective.

(d)        The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of any Compensatory Interest.

(e)        The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Partner.  Any undertakings by the Partners necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Partner, respectively; provided, however, that such amendments are not reasonably likely to have a material adverse effect on the rights and obligations of the Partners.

(f)         Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner.

(g)        No transfer, assignment or other disposition of any interest in the Partnership by a Partner shall be effective unless prior to such transfer, assignment or disposition the transferee, assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 8.3, in form and substance satisfactory to the General Partner.

SECTION 14.

VALUATION OF ASSETS AND INTERESTS

The value of the Assets of the Partnership, the amount of liabilities of the Partnership, the Net Asset Value, and the Net Asset Value of each outstanding Common Interest of the Partnership shall be determined on each Valuation Date in accordance with generally accepted accounting principles and the Investment Company Act.  The method of determination of Net Asset Value shall be determined by or under the supervision of the Board of Directors.  The making of Net Asset Value determinations and calculations may be delegated by the Board of Directors.

SECTION 15.

BANK ACCOUNTS; CUSTODIAN

15.1     Bank Accounts Generally

Subject to the requirements of the Investment Company Act, all funds received by the Partnership may be deposited in one or more Custodial Accounts in the name of the Partnership at the Custodian.  Subject to Section 15.2, disbursements therefrom may be made by the Partnership in conformity with the purposes of this Agreement and the requirements of the Investment Company Act.  The Partnership may designate from time to time those Persons authorized to execute checks and other items on the Partnership bank accounts.  The funds of the Partnership shall not be commingled with the funds of any other Person.

15.2     Custodian

(a)        The Partnership shall appoint one or more Custodians to hold the Assets of the Partnership in one or more separately identified Custodial Accounts or multiparty arrangements in accordance with the Advisory Agreement, any Statement of Preferences, the Custodial Agreement and in compliance with the requirements of the Investment Company Act and other applicable law.  The Custodian shall at all times be responsible for the physical custody of the Assets of the Partnership and for the collection of interest, dividends and other income attributable to the Assets of the Partnership.  The Partnership will direct the Custodian to accept settlement instructions issued by the General Partner, the Investment Manager and authorized Persons in accordance with the requirements of the Investment Company Act.

(b)        Nothing contained in this Agreement shall be construed to authorize or require the Board of Directors, the General Partner or the Investment Manager to take or receive physical possession of any Asset of the Partnership or to take any action in violation of law, it being understood that the Custodian shall solely be responsible for the safekeeping of the Assets and the consummation of all such purchases, sales and deliveries of the Assets in accordance with this Agreement and the Advisory Agreement, any Statement of Preferences, the Custodial Agreement and in compliance with the requirements of the Investment Company Act and other applicable law.

SECTION 16.

DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

16.1     Dissolution Generally

Except as provided in this Agreement, no Partner shall have the right to cause any dissolution of the Partnership before expiration of its term.

16.2     Continuation of Partnership

The Partnership shall not be dissolved or terminated by the Incapacity of any Partner as such, the Transfer by any Partner of its Interests or the admission of a new or substituted Partner, and the existence and business of the Partnership shall be continued notwithstanding the occurrence of any such event.

16.3     Events Causing Dissolution

The Partnership may be dissolved prior to the time set forth in Article 4 after two-thirds of the Directors then in office have approved a resolution therefor, upon approval by Interests having at least 75% of the votes of all of the Interests outstanding on the record date for such meeting, voting as a single class except to the extent required by the Investment Company Act.

16.4     Distribution of Assets on Liquidation

(a)        In liquidating the Partnership, the Partnership will make distributions in cash, in kind, or partly in cash and partly in kind as the General Partner, under the supervision of the Board of Directors, may, in its sole discretion, determine; provided, however, that any distribution made partly in cash and partly in kind shall be pro rata among the Partners in proportion to their interests to the extent reasonably practicable and if not reasonably practicable, in such non-pro rata manner as is determined by the Investment Manager, under the supervision of the Board of Directors, to be fair and equitable; provided, further, that the General Partner will use reasonable efforts to make all distributions in kind, if any, in the form of freely tradable securities. The General Partner need not distribute all of the Assets at once, but may make partial distributions and shall not be required to redeem the Preferred Interests prior to making any liquidating distribution in respect of the Common Interests so long as the Partnership has set aside liquid assets in excess of liabilities sufficient to pay the liquidation preference and all accumulated and unpaid distributions of the Preferred Interests.

(b)        In connection with the liquidation of the Partnership, the Assets (after paying or otherwise providing for the claims of creditors of the Partnership, the Advisory Fees, claims by the Board of Directors, the General Partner, the Investment Manager or their respective Affiliated Persons for expenses of the Partnership paid by any of them, any other liabilities of the Partnership and reasonable reserves for any anticipated or contingent liabilities or obligations and all accumulated and unpaid distributions on Preferred Interests) shall be distributed to the Partners in accordance with Section 8.1.

16.5     Liquidation Statement

(a)        Upon compliance by the Partnership with all applicable requirements for dissolution, the Partners shall cease to be such and the Partnership shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership or other appropriate documents evidencing its dissolution and winding up.

(b)        Notwithstanding anything to the contrary contained herein, if the Board of Directors has been removed or resigned and the Partnership has been dissolved, any Partner or other Person appointed by the Partners may act as liquidating trustee for the Partnership during the winding up period, and receive reasonable compensation for such activity, all as approved by the Partners holding Interests that represent a majority of the outstanding Interests.

16.6     Director’s Liability Upon Dissolution or Removal

None of the Directors shall be personally liable for the return of all or any part of the contributions of the Partners to the Partnership or for any other distributions to be made by the Partnership.  Any such return or distributions shall be made solely from the Assets.

SECTION 17.

GENERAL PROVISIONS

17.1           Notices and Distributions

Except as otherwise provided herein, any notice, distribution, offer or other communication which may be given to any Partner in connection with the Partnership or this Agreement shall be duly given if reduced to writing and:

(a)        if to any Partner, when personally delivered, or if sent by mail, postage prepaid, overnight courier or facsimile transmission, when actually received at the last address furnished by such Partner pursuant to Section 2.3 for notice purposes at the time of such mailing, overnight courier or facsimile transmission; and

(b)        if to the Partnership, the General Partner or the Board of Directors, sent to 27001 Agoura Road, Suite 350, Calabasas, California, Attention: General Counsel with a copy to the Investment Manager, 27001 Agoura Road, Suite 350, Calabasas, California, Attention: General Counsel, personally delivered or if sent by mail, overnight courier or facsimile transmission when actually received at the address set forth above or at such other address as the Partnership, the General Partner or the Board of Directors, respectively, may then have specified in writing to the Partnership.

All distributions to the Partners shall be made to the extent practicable by wire transfer to the accounts specified by the Partners, which accounts may be changed from time to time by written notice to the Partnership.

17.2     Survival of Rights

This Agreement shall be binding upon and, as to permitted or accepted successors, Transferees and assigns, inure to the benefit of the Partners and the Partnership and their respective heirs, legatees, legal representatives, successors, Transferees and permitted assigns, in all cases whether by the laws of descent and distribution, merger, consolidation, sale of assets, operation of law, or otherwise.

17.3     Construction

The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Person.

17.4     Section Headings

The captions of the sections in this Agreement are for convenience only and shall not be used in construing or interpreting this Agreement.

17.5     Agreement in Counterparts

This Agreement and any amendments hereto may be executed and delivered by facsimile and in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement, notwithstanding the fact that all Partners are not signatories to the original or the same counterpart.

17.6     Governing Law

This Agreement has been executed by or on authority of a majority of the Directors and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware, and reference shall be specifically made to the general corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

17.7     Additional Documents

Each Partner, upon the request of the Partnership, agrees to perform all further acts and execute, acknowledge and deliver all further documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including but not limited to, acknowledging before a Notary Public any signature heretofore or hereafter made by a Partner.

17.8     Severability

Should any portion or provision of this Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

17.9     Pronouns

All pronouns and defined terms and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Persons referred to may require.

17.10   Entire Agreement

This Agreement, the Statements of Preferences, if any, adopted pursuant hereto and the Subscription Agreements executed and delivered by the Partners (i) constitute the entire Agreement of the Partners with respect to the Partnership and (ii) supersede all prior or contemporaneous written or oral agreements, understandings or negotiations with respect to the Partnership. The parties hereto acknowledge that the ability of the Partners and of the Partnership to take certain of the actions contemplated hereby may be limited by the terms of the Statements of Preferences, if any, to the extent provided therein.

17.11   Arbitration

To the extent permitted by law, any dispute relating to this Agreement or the Partnership which cannot be amicably resolved among the parties to such dispute shall be resolved by binding arbitration conducted in Calabasas, California or Los Angeles, California in accordance with the rules of the American Arbitration Association then prevailing, and the decisions of the arbitrators shall be final and binding on all the parties.  The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be allocated among the parties as determined by the arbitrator.

17.12   Waiver of Partition

Each Partner hereby irrevocably waives and forfeits any and all rights that it may have, whether arising under contract or statute or by operation of law, to maintain an action for partition of the Partnership or any of the Assets.

17.13   Filing

This Agreement and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Partnership deem appropriate.  Each amendment shall be accompanied by a certificate signed and acknowledged by an authorized Person stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Partnership’s minute book, be conclusive evidence of all amendments contained therein.  A restated Agreement, containing the original Agreement as amended by all amendments theretofore made, may be executed from time to time by an authorized Person and shall, upon insertion in the Partnership’s minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Agreement and the various amendments thereto.

IN WITNESS WHEREOF, the Secretary of the Partnership has hereunto set his hands as of the date first written above.

                                    SECRETARY:

                                    ___________________________________

                                    Jeff Grogin

S-1

COMMON PARTNERS:

Those Persons subscribing for Common Interests and admitted as Partners by the General Partner:

By:	PNMAC Opportunity Fund Associates, LLC

By:
Name:
Title:

PREFERRED PARTNERS:

Those Persons subscribing for Preferred Interests and admitted as Partners by the General Partner:

By:	PNMAC Opportunity Fund Associates, LLC

By:
Name:
Title:

S-2

APPENDIX A

Form of Notice of Transfer

[Date]

PNMAC Mortgage Opportunity Fund, L.P.
c/o PNMAC Capital Management, LLC
27001 Agoura Road, Suite 350
Calabasas, California
Attention:  Jeff Grogin
Tel: (818) 224-7050

Ladies and Gentlemen:

This is to advise you that [_______________] (the “Purchaser”) will purchase (contingent only upon the approval of such purchase by PNMAC Mortgage Opportunity Fund, L.P., a Delaware limited partnership (the “Partnership”)) in a private resale (the “Purchase”) from [___________________] (the “Seller”) [insert number or amount] of [Common Interests (the “Shares”) or Seller's Common Share Commitment (the "Commitment")] issued pursuant to the Partnership Agreement of the Partnership dated as of [                ] (as amended, modified or supplemented from time to time, the “Partnership Agreement”).  Capitalized terms used herein and not defined have the respective meanings assigned to them in the Partnership Agreement, a copy of which has been provided to the undersigned by the Seller.  Seller has also provided to the Purchaser the Confidential Preliminary Private Placement Memorandum, dated April 23, 2008, relating to the Common Shares of the Parent, together with any supplements thereto (the “Confidential Preliminary Private Placement Memorandum”).

The undersigned hereby irrevocably agrees, represents and warrants on behalf of the Purchaser that:

1.
The Purchaser has been provided with and has truthfully and accurately completed and returned to the Investment Manager a subscription agreement, which is attached hereto, and the representations and warranties made by the Purchaser in such subscription agreement, including, without limitation, the representations and warranties relating to the Purchaser’s status as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and as a “qualified client” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, accurately describe the status of the Purchaser.  The Purchaser understands that the Partnership and the Investment Manager will rely on the representations and warranties made by the Purchaser in the subscription agreement in determining the eligibility of the Purchaser to purchase the Interests.

2.	If the Purchaser resells or transfers all or any portion of the Interests, the Purchaser will obtain from each purchaser or transferee a letter containing the same representations and agreements as set forth herein and will have such purchaser or transferee complete a subscription agreement.

3.
The Purchaser (i) hereby agrees that this Transfer Certificate may be attached to the Partnership Agreement and (ii) by executing and delivering this Transfer Certificate, with the consent of the Partnership, hereby becomes a Substituted Partner under the Partnership Agreement and agrees to be bound by all the terms thereof.

4.
The Purchaser hereby constitutes and appoints the Investment Manager its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Purchaser and in its name, place and stead, in any and all capacities, to take any and all actions as are authorized by the power of attorney contained in the Partnership Agreement.

The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Investment Manager may exercise for the Purchaser by the signature of the Partnership or by listing the Purchaser as a Partner, and executing any instrument with the signature of the Partnership as attorney-in-fact for the Purchaser.

5.	The Purchaser agrees to bear all of the Partnership’s expenses and costs incurred in connection with the Transfer and substitution, including all legal fees and filing fees.

Very truly yours,

By: _______________________________ Name: Title:	Address: _____________________________________ _____________________________________

This Transfer Certificate shall constitute (i) the notice of Transfer required under subsection 11.2(a)(iv) of the Partnership Agreement and (ii) the instrument of transfer required under subsection 13.1(d) of the Partnership Agreement.

By: _______________________________ Name: Title:	Address: _____________________________________ _____________________________________

The undersigned, on behalf of the Partnership, hereby acknowledges receipt of this Transfer Certificate and acknowledges and agrees that this Transfer Certificate shall constitute the notice of Transfer required under subsection 11.2(a)(iv) of the Partnership Agreement and the instrument of transfer required under subsection 13.1(d) of the Partnership Agreement.  The undersigned, on behalf of the Partnership, hereby consents to the Transfer which is the subject of this notice of Transfer pursuant to subsections 11.2(a)(v) and 11.2(b)(i) of the Partnership Agreement and hereby acknowledges and agrees that the Purchaser shall become a Substituted Partner under the Partnership Agreement pursuant to subsection 11.2(b) of the Partnership Agreement.  The proper authorized Person of the Partnership will record on the books and records of the Partnership the Purchaser as a Partner of the Partnership.

By:  PNMAC Capital Management, LLC,
        Investment Manager of PNMAC Mortgage
        Opportunity Fund, L.P.

By:  ___________________________
        Name:
        Title:

Appendix B

Schedule of Partners

Common Partners:                                                                                                                     % Interest
PNMAC Mortgage Opportunity Fund, LLC                                                                              100%

Preferred Partners:                                                                                                                     No. of Shares

B-1